Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Third Quarter 2015 Results

Company Announces Two Acquisitions; Declares Quarterly Dividend

OMAHA, NE, November 2, 2015 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its third quarter 2015 results.

Key Quarterly Highlights:

Unaudited, in millions except per share amounts	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2015	2014	% Change	2015	2014	% Change
Revenue	$574.4	$568.2	1.1%	$1,711.8	$1,655.7	3.4%
Adjusted EBITDA from Continuing Operations[1]	171.3	171.2	0.1%	511.1	494.9	3.3%
EBITDA from Continuing Operations[1]	165.5	166.2	-0.4%	491.3	482.2	1.9%
Adjusted Operating Income[1]	146.6	137.7	6.5%	420.8	400.3	5.1%
Operating Income	124.4	114.9	8.2%	351.5	344.7	2.0%
Adjusted Income from Continuing Operations[1]	68.1	67.0	1.6%	202.3	177.6	13.9%
Income from Continuing Operations	50.7	13.1	287.1%	148.6	99.7	49.0%
Adjusted Earnings per Share from Continuing Operations - Diluted[1]	0.80	0.78	2.6%	2.36	2.08	13.5%
Earnings per Share from Continuing Operations - Diluted	0.60	0.15	300.0%	1.74	1.17	48.7%
Free Cash Flow from Continuing Operating Activities[1,2]	95.4	85.7	11.2%	187.0	203.7	-8.2%
Cash Flows from Continuing Operating Activities	126.7	118.3	7.1%	283.2	302.6	-6.4%
Cash Flows used in Continuing Investing Activities	(30.1)	(77.1)	-61.0%	(113.8)	(485.9)	-76.6%
Cash Flows from (used in) Continuing Financing Activities	(74.0)	(33.9)	118.5%	(364.8)	110.9	NM

“The Company was once again able to modestly grow its revenue base, successfully overcoming some previously disclosed near-term headwinds,” said Tom Barker, chairman and chief executive officer of West Corporation. “West generated double-digit growth in free cash flow during the quarter and continued to invest in future growth with the acquisitions of ClientTell and Magnetic North.”

“During the quarter, Gartner released its annual Unified Communications-as-a-Services (UCaaS) report and named West as one of three firms positioned in its Leader’s Quadrant. Gartner evaluates providers based on the completeness of their vision and their ability to execute. We are proud to be named a Leader by Gartner for the fourth consecutive year and appreciative of the recognition of our industry-leading solutions,” Barker continued.5

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable November 25, 2015 to shareholders of record as of the close of business on November 16, 2015.

Operating Results Reflect Previous Divestiture

As previously disclosed, on March 3, 2015, the Company completed the sale of several of its agent-based services businesses. The operating results for the businesses that were sold have been reflected as discontinued operations in the Company’s consolidated financial statements for all periods presented. Unless otherwise noted, the Company has presented herein its operating results from continuing operations, which excludes discontinued operations.

Consolidated Operating Results

For the third quarter of 2015, revenue was $574.4 million compared to $568.2 million for the same quarter of the previous year, an increase of 1.1 percent. Adjusted organic revenue growth was 3.9 percent for the quarter. Revenue from acquired entities3 was $5.4 million during the third quarter of 2015, contributing 0.9 percent to the Company’s revenue growth. The Company’s revenue growth rate was partially offset by $21.4 million, or 3.8 percent, from the impact of foreign currency exchange rates and two previously disclosed client losses. Details of the Company’s revenue growth are presented in the statements of operations below.

During the second quarter of 2015, the Company disclosed the loss of a large client in its telecom services line of business. The impact of this client loss to the Company’s third quarter 2015 revenue was $5.0 million. The Company expects its revenue in the fourth quarter to be negatively impacted by approximately $13-$14 million and 2016 revenue to be negatively impacted by approximately $40 million.

Adjusted EBITDA1 for the third quarter of 2015 was $171.3 million compared to $171.2 million for the third quarter of 2014. Adjusted EBITDA margin was 29.8 percent for the third quarter of 2015 compared to 30.1 percent in the same quarter last year. EBITDA1 was $165.5 million in the third quarter of 2015 compared to $166.2 million in the third quarter of 2014. EBITDA margin was 28.8 percent for the third quarter of 2015 compared to 29.3 percent in the same quarter last year.

Adjusted income from continuing operations1 was $68.1 million in the third quarter of 2015 compared to $67.0 million for the third quarter of 2014, an increase of 1.6 percent. Income from continuing operations increased 287.1 percent to $50.7 million in the third quarter of 2015 compared to $13.1 million in the same quarter of 2014. This increase was primarily due to $51.7 million of debt call premiums and accelerated amortization of deferred financing costs incurred when the Company repurchased a portion of its senior notes in the third quarter of 2014.

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operating activities less cash capital expenditures.
[3]	Revenue growth attributable to acquired entities for the third quarter of 2015 includes 911 Enable through September 2, 2015 and full quarter results of SchoolReach and SharpSchool. Revenue growth attributable to acquired entities for the nine months ended September 30, 2015 includes School Messenger through April 21, 2015; Health Advocate through June 13, 2015; 911 Enable through September 2, 2015; SchoolReach for the entire period; and SharpSchool after June 1, 2015.
[4]	Based on loan covenants. Covenant leverage ratio is debt net of cash and excludes accounts receivable securitization debt.
[5]	To obtain a copy of the Gartner report, visit westipc.com/gartner_ucaas/

NM: Not Meaningful

Balance Sheet, Cash Flow and Liquidity

At September 30, 2015, West Corporation had cash and cash equivalents totaling $182.5 million and working capital of $(6.6) million. Working capital was negatively impacted by the Company’s Senior Secured Term Loan Facility balance of $250.0 million becoming current during the third quarter of 2015. The facility is due in July 2016.

Interest expense was $38.4 million during the third quarter of 2015 compared to $47.6 million during the comparable period the prior year. The decrease in interest expense is a result of the Company’s debt refinancing in 2014.

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4, was 4.66x at September 30, 2015.

Cash flows from continuing operating activities were $126.7 million in the third quarter of 2015 compared to $118.3 million in the same period of 2014. Free cash flow1, 2 increased 11.2 percent to $95.4 million in the third quarter of 2015 compared to $85.7 million in the third quarter of 2014. During the third quarter of 2015, the Company invested $31.3 million, or 5.5 percent of revenue, in capital expenditures primarily for software and computer equipment.

“West’s third quarter 2015 cash flows from continuing operating activities were very strong at $126.7 million. We repaid $57.4 million of our 2016 term debt facility during the quarter and ended the quarter with a cash balance of $182.5 million,” said Jan Madsen, chief financial officer of West Corporation. “We continue to prioritize a balanced approach to capital allocation that includes strategic acquisitions, investing in our core business, reducing our outstanding debt and repurchasing shares.”

Acquisitions

The Company announced it had completed the acquisition of ClientTell, Inc., a provider of automated notifications and lab reporting services to the healthcare industry. ClientTell will become part of the Company’s interactive services line of business. The initial purchase price was approximately $38 million and was funded with cash on hand. Up to an additional $10.5 million in cash will be paid based on achievement of certain financial objectives over the next five years.

The Company also announced the acquisition of Magnetic North, Ltd., a leading U.K.-based provider of proprietary hosted customer contact center and unified communications solutions to enterprises. Magnetic North offers its international client base complete multi-channel, cloud-based solutions via a fully integrated, feature-rich platform. The technology that Magnetic North has developed will be used across West to provide clients with the capability to deliver seamless and contextual multi-channel consumer experiences. The purchase price was approximately $39 million and was funded with cash on hand.

“Both ClientTell and Magnetic North boast double digit revenue growth and Adjusted EBITDA margins exceeding our Company average,” added Barker. “Additionally, these highly strategic acquisitions enhance our solutions in growing markets and demonstrate our commitment to investing in leading technologies.”

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, November 3, 2015 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include unified communication services, public safety services, interactive services such as automated notifications, telecom services and specialty agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Three Months Ended September 30,
	2015	2014		2015
	Actual	Actual	% Change	Adjusted (1)
Revenue	$574,448	$568,197	1.1%	$574,448
Cost of services	246,337	243,706	1.1%	246,337
Selling, general and administrative expenses	203,757	209,545	-2.8%	181,473

Operating income	124,354	114,946	8.2%	146,638
Interest expense, net	38,382	47,615	-19.4%	33,374
Debt call premium and accelerated amortization of deferred financing costs	—	51,735	NM	—
Other expense (income), net	6,322	(2,336)	NM	6,322

Income from continuing operations before tax	79,650	17,932	344.2%	106,942
Income tax expense attributed to continuing operations	28,931	4,829	499.1%	38,843

Income from continuing operations	50,719	13,103	287.1%	68,099
Income (loss) from discontinued operations, net of income taxes	(1,235)	3,007	NM	(1,235)

Net income	$49,484	$16,110	207.2%	$66,864

Weighted average shares outstanding:
Basic	82,931	84,090		82,931
Diluted	84,834	85,611		84,834

Earnings (loss) per share - Basic:
Continuing operations	$0.61	$0.15	306.7%	$0.82
Discontinued operations	(0.01)	0.04	NM	(0.01)

Total Earnings Per Share - Basic	$0.60	$0.19	215.8%	$0.81

Earnings (loss) per share - Diluted:
Continuing operations	$0.60	$0.15	300.0%	$0.80
Discontinued operations	(0.01)	0.04	NM	(0.01)

Total Earnings Per Share - Diluted**	$0.58	$0.19	205.3%	$0.79

SELECTED FINANCIAL DATA:

		Contribution
Changes in Revenue - 3Q15 compared to 3Q14:		to Rev. Growth
Revenue for the three months ended Sept. 30, 2014	$568,197
Revenue from acquired entities[3]	5,376	0.9%
Revenue from previously disclosed lost conferencing client	(6,700)	-1.2%
Revenue from previously disclosed lost telecom services client	(5,000)	-0.9%
Estimated impact of foreign currency exchange rates	(9,706)	-1.7%
Adjusted organic growth, net	22,281	3.9%

Revenue for the three months ended Sept. 30, 2015	$574,448	1.1%

Depreciation and Amortization:	3Q15	3Q14	% Change
Depreciation	$27,737	$27,765	-0.1%
Amortization - SG&A	16,513	17,817	-7.3%
Amortization - COS	3,002	3,078	-2.5%
Amortization - Deferred financing costs	5,008	5,206	-3.8%
Amortization - Accelerated deferred financing costs	—	7,748	NM

Total depreciation and amortization	$52,260	$61,614	-15.2%

Share-based Compensation	$5,374	$3,908	37.5%

**	3Q15 Earnings Per Share does not foot due to rounding

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Nine Months Ended September 30,
	2015	2014		2015
	Actual	Actual	% Change	Adjusted (1)
Revenue	$1,711,829	$1,655,656	3.4%	$1,711,829
Cost of services	731,304	708,912	3.2%	731,304
Selling, general and administrative expenses	629,045	602,047	4.5%	559,762

Operating income	351,480	344,697	2.0%	420,763
Interest expense, net	115,657	144,952	-20.2%	100,640
Debt call premium and accelerated amortization of deferred financing costs	—	51,735	NM	—
Other expense (income), net	2,583	(5,562)	NM	2,583

Income from continuing operations before tax	233,240	153,572	51.9%	317,540
Income tax expense attributed to continuing operations	84,664	53,845	57.2%	115,265

Income from continuing operations	148,576	99,727	49.0%	202,275
Income from discontinued operations, net of income taxes	30,989	10,420	197.4%	32,225

Net income	$179,565	$110,147	63.0%	$234,500

Weighted average shares outstanding:
Basic	83,479	83,950		83,479
Diluted	85,554	85,400		85,554

Earnings per share - Basic:
Continuing operations	$1.78	$1.19	49.6%	$2.42
Discontinued operations	0.37	0.12	208.3%	0.38

Total Earnings Per Share - Basic	$2.15	$1.31	64.1%	$2.80

Earnings per share - Diluted:
Continuing operations	$1.74	$1.17	48.7%	$2.36
Discontinued operations	0.36	0.12	200.0%	$0.38

Total Earnings Per Share - Diluted	$2.10	$1.29	62.8%	$2.74

SELECTED FINANCIAL DATA:

		Contribution
Changes in Revenue - YTD 3Q15 compared to YTD 3Q14:		to Rev. Growth
Revenue for the nine months ended Sept. 30, 2014	$1,655,656
Revenue from acquired entities[3]	66,742	4.0%
Revenue from previously disclosed lost conferencing client	(26,200)	-1.6%
Revenue from previously disclosed lost telecom services client	(5,000)	-0.3%
Estimated impact of foreign currency exchange rates	(30,040)	-1.8%
Adjusted organic growth, net	50,671	3.1%

Revenue for the nine months ended Sept. 30, 2014	$1,711,829	3.4%

Depreciation and Amortization:	3Q15 YTD	3Q14 YTD	% Change
Depreciation	$81,931	$79,116	3.6%
Amortization - SG&A	49,480	42,978	15.1%
Amortization - COS	9,504	8,995	5.7%
Amortization - Deferred financing costs	15,017	14,960	0.4%
Amortization - Accelerated deferred financing costs	—	7,748	NM

Total depreciation and amortization	$155,932	$153,797	1.4%

Share-based Compensation	$16,785	$10,055	66.9%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,	%
	2015	2014	Change
Assets:
Current assets:
Cash and cash equivalents	$182,538	$115,061	58.6%
Trust and restricted cash	18,878	18,573	1.6%
Accounts receivable, net	387,639	355,625	9.0%
Prepaid assets	44,580	45,242	-1.5%
Deferred expenses	68,952	65,317	5.6%
Other current assets	25,919	30,575	-15.2%
Assets held for sale	17,541	304,605	-94.2%

Total current assets	746,047	934,998	-20.2%
Property and Equipment:
Property and equipment	1,025,279	1,045,769	-2.0%
Accumulated depreciation and amortization	(695,604)	(695,739)	0.0%

Net property and equipment	329,675	350,030	-5.8%
Goodwill	1,880,662	1,884,920	-0.2%
Intangible assets	346,483	388,166	-10.7%
Other assets	254,074	259,961	-2.3%

Total assets	$3,556,941	$3,818,075	-6.8%

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accounts payable	$87,933	$91,353	-3.7%
Deferred revenue	157,688	144,413	9.2%
Accrued expenses	241,734	228,424	5.8%
Current maturities of long-term debt	265,313	16,246	1533.1%
Liabilities held for sale	—	84,788	NM

Total current liabilities	752,668	565,224	33.2%
Long-term obligations	3,134,812	3,642,540	-13.9%
Deferred income taxes	90,343	96,632	-6.5%
Other long-term liabilities	174,622	173,320	0.8%

Total liabilities	4,152,445	4,477,716	-7.3%

Stockholders’ Deficit:
Common stock	85	84	1.2%
Additional paid-in capital	2,187,197	2,155,864	1.5%
Retained deficit	(2,650,579)	(2,772,775)	-4.4%
Accumulated other comprehensive loss	(66,942)	(37,506)	78.5%
Treasury stock at cost	(65,265)	(5,308)	NM

Total stockholders’ deficit	(595,504)	(659,641)	-9.7%

Total liabilities and stockholders’ deficit	$3,556,941	$3,818,075	-6.8%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended September 30,
	2015	2014	% Change
Operating income	$124,354	$114,946	8.2%
Amortization of acquired intangible assets	16,513	17,817
Share-based compensation	5,374	3,908
M&A and acquisition-related costs	397	1,044

Adjusted operating income	$146,638	$137,715	6.5%

	Nine Months Ended September 30,
	2015	2014	% Change
Operating income	$351,480	$344,697	2.0%
Amortization of acquired intangible assets	49,480	42,978
Share-based compensation	16,785	10,055
Secondary equity offering expense	1,041	—
M&A and acquisition-related costs	1,977	2,558

Adjusted operating income	$420,763	$400,288	5.1%

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition-related costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted net income from net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Three Months Ended September 30,
	2015	2014	% Change
Income from continuing operations	$50,719	$13,103	287.1%

Amortization of acquired intangible assets	16,513	17,817
Amortization of deferred financing costs	5,008	5,206
Accelerated amortization of deferred financing costs	—	7,748
Share-based compensation	5,374	3,908
Debt call premiums	—	43,987
M&A and acquisition-related costs	397	1,044

Pre-tax total	27,292	79,710
Income tax expense on adjustments	9,912	25,803

Adjusted net income from continuing operations	$68,099	$67,010	1.6%

Diluted shares outstanding	84,834	85,611
Adjusted EPS from continuing operations - diluted	$0.80	$0.78	2.6%

DISCONTINUED OPERATIONS	Three Months Ended September 30,
	2015	2014	% Change
Income (loss) from discontinued operations	$(1,235)	$3,007	NM
Amortization of acquired intangible assets	—	495
Share-based compensation	—	67
M&A and acquisition-related costs	—	440

Pre-tax total	—	1,002
Income tax expense on adjustments	—	501

Adjusted net income (loss) from discontinued operations	$(1,235)	$3,508	NM

Diluted shares outstanding	84,834	85,611
Adjusted earnings (loss) per share from discontinued operations - diluted	$(0.01)	$0.04	NM

CONSOLIDATED	Three Months Ended September 30,
	2015	2014	% Change
Net income	$49,484	$16,110	207.2%

Amortization of acquired intangible assets	16,513	18,312
Amortization of deferred financing costs	5,008	5,206
Accelerated amortization of deferred financing costs	—	7,748
Share-based compensation	5,374	3,975
Debt call premiums	—	43,987
M&A and acquisition-related costs	397	1,484

Pre-tax total	27,292	80,712
Income tax expense on adjustments	9,912	26,304

Adjusted net income	$66,864	$70,518	-5.2%

Diluted shares outstanding	84,834	85,611
Adjusted EPS - diluted	$0.79	$0.82	-4.9%

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Nine Months Ended September 30,
	2015	2014	% Change
Income from continuing operations	$148,576	$99,727	49.0%

Amortization of acquired intangible assets	49,480	42,978
Amortization of deferred financing costs	15,017	14,960
Accelerated amortization of deferred financing costs	—	7,748
Share-based compensation	16,785	10,055
Debt call premiums	—	43,987
Secondary equity offering expense	1,041	—
M&A and acquisition-related costs	1,977	2,558

Pre-tax total	84,300	122,286
Income tax expense on adjustments	30,601	44,368

Adjusted net income from continuing operations	$202,275	$177,645	13.9%

Diluted shares outstanding	85,554	85,400
Adjusted EPS from continuing operations - diluted	$2.36	$2.08	13.5%

DISCONTINUED OPERATIONS	Nine Months Ended September 30,
	2015	2014	% Change
Income from discontinued operations	$30,989	$10,420	197.4%

Amortization of acquired intangible assets	41	1,509
Share-based compensation	1,576	124
M&A and acquisition-related costs	386	648

Pre-tax total	2,003	2,281
Income tax expense on adjustments	767	1,099

Adjusted net income from discontinued operations	$32,225	$11,602	177.8%

Diluted shares outstanding	85,554	85,400
Adjusted EPS from discontinued operations - diluted	$0.38	$0.14	171.4%

CONSOLIDATED	Nine Months Ended September 30,
	2015	2014	% Change
Net income	$179,565	$110,147	63.0%

Amortization of acquired intangible assets	49,521	44,487
Amortization of deferred financing costs	15,017	14,960
Accelerated amortization of deferred financing costs	—	7,748
Share-based compensation	18,361	10,179
Debt call premiums	—	43,987
Secondary equity offering expense	1,041	—
M&A and acquisition-related costs	2,363	3,206

Pre-tax total	86,303	124,567
Income tax expense on adjustments	31,368	45,467

Adjusted net income	$234,500	$189,247	23.9%

Diluted shares outstanding	85,554	85,400
Adjusted EPS - diluted	$2.74	$2.22	23.4%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operating activities less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operating activities or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operating activities.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$126,697	$118,302	7.1%	$283,221	$302,592	-6.4%
Cash capital expenditures	31,319	32,557	-3.8%	96,182	98,886	-2.7%

Free cash flow	$95,378	$85,745	11.2%	$187,039	$203,706	-8.2%

DISCONTINUED OPERATIONS	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014		2015	2014
Cash flows from (used in) operating activities	$(1,235)	$10,120		$(8,197)	$27,658
Cash capital expenditures	—	5,691		1,930	14,796

Free cash flow	$(1,235)	$4,429		$(10,127)	$12,862

CONSOLIDATED	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$125,462	$128,422	-2.3%	$275,024	$330,250	-16.7%
Cash capital expenditures	31,319	38,248	-18.1%	98,112	113,682	-13.7%

Free cash flow	$94,143	$90,174	4.4%	$176,912	$216,568	-18.3%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization and transaction costs. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA as a measure of its liquidity, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operating activities or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here as the Company understands investors use it as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. The Company utilizes this non-GAAP measure to make decisions about the use of resources, analyze performance and measure management’s performance with stated objectives. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA from cash flow from operating activities and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Cash flows from operating activities	$126,697	$118,302	$283,221	$302,592
Income tax expense	28,931	4,829	84,664	53,845
Deferred income tax benefit	8,160	17,915	5,958	27,684
Interest expense and other financing charges	38,642	99,644	117,120	197,579
Provision for share-based compensation	(5,374)	(3,908)	(16,785)	(10,055)
Amortization of deferred financing costs	(5,008)	(5,206)	(15,017)	(14,960)
Accelerated amortization of deferred financing costs	—	(7,748)	—	(7,748)
Other	(4)	—	(224)	(6)
Changes in operating assets and liabilities, net of business acquisitions	(26,500)	(57,591)	32,338	(66,690)

EBITDA	165,544	166,237	491,275	482,241
Provision for share-based compensation	5,374	3,908	16,785	10,055
Secondary equity offering expense	—	—	1,041	—
M&A and acquisition-related costs	397	1,044	1,977	2,558

Adjusted EBITDA	$171,315	$171,189	$511,078	$494,854

Cash flows from operating activities	$126,697	$118,302	$283,221	$302,592
Cash flows used in investing activities	$(30,061)	$(77,111)	$(113,782)	$(485,938)
Cash flows from (used in) financing activities	$(74,048)	$(33,882)	$(364,790)	$110,855

DISCONTINUED OPERATIONS	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Cash flows from (used in) operating activities	$(1,235)	$10,120	$(8,197)	$27,658
Income tax expense	(665)	2,959	19,345	9,467
Deferred income tax expense	—	(2,837)	(2,293)	(3,057)
Provision for share-based compensation	—	(67)	(1,576)	(124)
Other	—	(2)	29,596	(2)
Changes in operating assets and liabilities, net of business acquisitions	—	(3)	13,500	(1,170)

EBITDA	(1,900)	10,170	50,375	32,772
Provision for share-based compensation	—	67	1,576	124
M&A and acquisition-related costs	—	440	386	648
(Gain) loss on sale of business	1,900	—	(46,656)	—

Adjusted EBITDA	$—	$10,677	$5,681	$33,544

Cash flows from (used in) operating activities	$(1,235)	$10,120	$(8,197)	$27,658
Cash flows from (used in) investing activities	$6,275	$(5,792)	$275,815	$(15,194)
Cash flows used in financing activities	$—	$—	$—	$—

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow, continued

CONSOLIDATED	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Cash flows from operating activities	$125,462	$128,422	$275,024	$330,250
Income tax expense	28,266	7,788	104,009	63,312
Deferred income tax benefit	8,160	15,078	3,665	24,627
Interest expense and other financing charges	38,642	99,644	117,120	197,579
Provision for share-based compensation	(5,374)	(3,975)	(18,361)	(10,179)
Amortization of deferred financing costs	(5,008)	(5,206)	(15,017)	(14,960)
Accelerated amortization of deferred financing costs	—	(7,748)	—	(7,748)
Other	(4)	(2)	29,372	(8)
Changes in operating assets and liabilities, net of business acquisitions	(26,500)	(57,594)	45,838	(67,860)

EBITDA	163,644	176,407	541,650	515,013
Provision for share-based compensation	5,374	3,975	18,361	10,179
Secondary equity offering expense	—	—	1,041	—
M&A and acquisition-related costs	397	1,484	2,363	3,206
(Gain) loss on sale of business	1,900	—	(46,656)	—

Adjusted EBITDA	$171,315	$181,866	$516,759	$528,398

CONSOLIDATED
Cash flows from operating activities	$125,462	$128,422	$275,024	$330,250
Cash flows from (used in) investing activities	$(23,786)	$(82,903)	$162,033	$(501,132)
Cash flows from (used in) financing activities	$(74,048)	$(33,882)	$(364,790)	$110,855

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Income from continuing operations	$50,719	$13,103	$148,576	$99,727
Interest expense and other financing charges	38,642	99,644	117,120	197,579
Depreciation and amortization	47,252	48,661	140,915	131,090
Income tax expense	28,931	4,829	84,664	53,845

EBITDA	165,544	166,237	491,275	482,241
Provision for share-based compensation	5,374	3,908	16,785	10,055
Secondary equity offering expense	—	—	1,041	—
M&A and acquisition-related costs	397	1,044	1,977	2,558

Adjusted EBITDA	$171,315	$171,189	$511,078	$494,854

DISCONTINUED OPERATIONS	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Income from discontinued operations	$(1,235)	$3,007	$30,989	$10,420
Depreciation and amortization	—	4,204	41	12,885
Income tax expense	(665)	2,959	19,345	9,467

EBITDA	(1,900)	10,170	50,375	32,772
Provision for share-based compensation	—	67	1,576	124
M&A and acquisition-related costs	—	440	386	648
(Gain) loss on sale of business	1,900	—	(46,656)	—

Adjusted EBITDA	$—	$10,677	$5,681	$33,544

CONSOLIDATED	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Net income	$49,484	$16,110	$179,565	$110,147
Interest expense and other financing charges	38,642	99,644	117,120	197,579
Depreciation and amortization	47,252	52,865	140,956	143,975
Income tax expense	28,266	7,788	104,009	63,312

EBITDA	163,644	176,407	541,650	515,013
Provision for share-based compensation	5,374	3,975	18,361	10,179
Secondary equity offering expense	—	—	1,041	—
M&A and acquisition-related costs	397	1,484	2,363	3,206
(Gain) loss on sale of business	1,900	—	(46,656)	—

Adjusted EBITDA	$171,315	$181,866	$516,759	$528,398

###